EXHIBIT 10.8 -- SEPARATION AGREEMENT BETWEEN INCOMNET, INC. AND
                JAMES R. QUANDT, DATED JULY 1, 1998, AND
                AMENDMENT THERETO DATED OCTOBER 30, 1998


NATIONAL TELEPHONE & COMMUNICATIONS, INC.
2801 Main Street
Irvine, California 92614

October 30, 1998

BY FACSIMILE

Mr. James R. Quandt
17 Cherry Hills Drive
Coto De Caza, California 92679

Dear Mr. Quandt:

     This letter, when countersigned by you, will constitute an agreement between you and the Company as to the revised terms of your separation arrangements with National Telephone & Communications, Inc. (the "Company").

     1. In lieu of the severance payments provided under Section 2 of your Confidential Separation Agreement, entered into as of July 1, 1998 (the "Separation Agreement"), you shall receive a lump sum payment of $105,538 on or before December 15, 1998.

     2. Section 2 of the Separation Agreement will be amended to provide that all payments in respect of medical coverage shall terminate December 15, 1998 although, you shall be entitled, to the extent you have made timely elections, to make payments for continuing medical coverage under COBRA.

     3. In lieu of the $100,000 bonus provided for under Section 7 of your Separation Agreement, the Company shall pay to you a lump sun of $50,000 but only in the event that one of the following occur on or before July 1, 2000:
(i) a merger to which the Company is a party and in which Incomnet, Inc. or its shareholders retain less than 50% interest in the Company, (ii) a sale of substantially all of the Company's assets, or (iii) a public offering of the Company's Common Stock.

     4. If the Company defaults on its payment obligations set forth herein, you shall be entitled to all rights under the Separation Agreement.

     Please acknowledge your agreement to the terms set forth in this letter by signing below where indicated and return it to me by facsimile. This offer expires at 5:00 p.m. on October 30, 1998.

                               Very truly yours,

                               /s/ Denis Richard
                               -----------------
                               President and Chief Executive Officer

AGREED AND ACCEPTED


/s/ James R. Quandt
-------------------

                       CONFIDENTIAL SEPARATION AGREEMENT

          THIS CONFIDENTIAL SEPARATION AGREEMENT ("Agreement") is made and entered into as of July 1, 1998, (the "Date of this Agreement") by and between James R. Quandt ("Employee") and National Telephone & Communications, Inc., a California corporation (the "Company") (collectively, the "Parties").

                                   RECITALS

     A. Employee is currently employed by the Company as President and Chief Executive Officer, pursuant to an Agreement dated June 25, 1997, (the "Employment Agreement").

     B. Under the terms of the Employment Agreement, Employee is entitled to resign for "Good Cause" and receive substantial payments in the event of a change in control of the Company or its parent, Incomnet, or in the event of his termination by the Company, other than for cause.

     C. Employee and the Company desire to specify the terms of Employee's continuing his employment with the Company and separation therefrom, without subjecting the Company to liability under the Employment Agreement for termination by the Company other than for cause, or termination by the Employee for "Good Cause."

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. TERM OF EMPLOYMENT. Employee shall continue his employment with the Company through August 31, 1998. Employee shall continue to receive all compensation and benefits in accordance with the terms of the Employment Agreement through August 31, 1998. Neither party may terminate the employment relationship during that period, except that in the event that a new Chief Executive Officer is retained prior to that date, Employee may terminate employment at his option. After August 31, 1998 (unless Employee has elected to terminate his employment if a new Chief Executive Officer is retained prior to that date), Employee shall continue to be employed on an "at-will" basis which means that either party may terminate the employment relationship at any time, with or without cause and with or without notice.

          2. SEVERANCE PAYMENT. After the termination of employment, the Company shall pay Employee $20,000 monthly for a period of 12 months, payable on a bi-weekly basis, commencing on the last regular Company payday of the month following the month in which Employee's employment is terminated. So long as Employee makes a timely election, the Company shall also make Employee's payments for continuing his current medical coverage under COBRA upon termination of his employment for the lesser of 6 months or the date on which Employee is eligible for coverage under a subsequent employer's medical care plan.

          3. RELEASES. Concurrently with the execution of this Agreement, Employee will execute a release of all claims against the Company in the form attached hereto as Exhibit "A." This Agreement shall be null and void in its entirety if Employee fails to execute a release of all claims in the form attached hereto as Exhibit "A." Said release shall be null and void in its entirety in the event the Company fails to make any payment required under
Section 2 above after the Company has received written notice of its alleged failure to make any such payment and has failed thereafter to make such payment within fifteen business days. Concurrently with the execution of this Agreement, the Company shall execute a release of claims in the form attached hereto as Exhibit "B." In the event that the Company fails timely to execute the release in the form attached hereto as Exhibit "B," this Agreement shall be null and void in its entirety.

          4. SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

          5. ATTORNEYS' FEES. The Company shall reimburse Employee up to $7,500.00 for attorneys' fees incurred in connection with the negotiations and drafting of this Agreement. Payment shall be made within thirty (30) days of the receipt of a bill(s) for such services. This amount shall be reduced by any amount paid on behalf of Victor Streufert in connection with the negotiation and drafting of his separation agreement.

          6. INDEMNIFICATION. The Company shall defend and indemnify Employee in connection with any and all claims arising out of or related to his service as an employee, officer or director of the Company, to the fullest extent permitted under and subject to any conditions required by applicable law; and the Company shall take any and all actions necessary to permit such indemnification. With respect to any claim for which the Company has in effect Director and Officer Insurance coverage which actually provides coverage for such claim to Employee, the Company's obligation hereunder shall be satisfied to the extent such coverage reimburses Employee for or pays for Employee's defense or liability in connection with such claim; however, any uncovered amount shall be paid by the Company. Any obligation of the Company to indemnify Employee is conditioned upon Employee's reasonable cooperation with the Company in the defense of any matter subject to this indemnification. Employee's duty to cooperate with the Company in the defense of any claims asserted against the Company shall exist both during and following Employee's employment by the Company. Employee shall, upon reasonable notice, and subject to Employee's other professional commitments or employment obligations, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation or governmental investigation in which it or any of its subsidiaries or affiliates, is, or may become, a party. If Employee is a party in any action, Employee shall not be entitled to any additional compensation for furnishing such information and assistance pursuant to this Article. If Employee is not a party in any such action and is no longer an Employee of the Company or receiving compensation from the Company pursuant to Section 8 of this Agreement or otherwise, Employee shall be paid a reasonable consulting fee for his services. The Company shall maintain in force for a period of not less than two (2) years following the date of Employee's termination of employment, Director and Officer Insurance coverage on substantially the same terms as currently in force, and at the present levels of coverage, provided coverage is available at commercially reasonable rates.

          7. BONUS. In the event that the Company or a successor in interest makes a public offering of securities, is acquired, or all or substantially all of its assets are acquired within two years of July 1, 1998, within thirty (30) days of such event Employee shall be paid $100,000 by the Company.

          8. CONTINUING SERVICE. For a period of six (6) months following his termination of employment, Employee shall be available by telephone not more than 2 hours per week to consult with the Company concerning his knowledge of the Company's business or operations during his period of Employment. Unused hours from one week shall not roll over to any subsequent period. The failure of the Company to utilize any or all of the hours Employee is available per week shall not excuse or reduce the amount due hereunder. Employee shall be paid $1,600 per month for such services, payable an the last day of the month in which such services are rendered. The Company may terminate this consulting arrangement prior to the end of the six (6) month period upon written notice to Employee. Employee shall serve as a director of the Company through December 31, 1998 if the Company so desires, provided that current levels of director and officer insurance is maintained. In the event such insurance is not maintained, Employee shall have no obligation to continue to serve as a director. Employee shall be paid a fee equal to the fee paid to outside directors as of June 1, 1998.

          9. NO ADMISSION. Nothing contained in this Agreement shall be construed in any way as an admission by the Company or Employee that it or he has acted wrongfully with respect to the other or with respect to any other person, and the Company or Employee specifically disclaims any liability to, or wrongful acts against the other, on the part of itself or its or his representatives, affiliates, associates, employees or agents.

          10. NO CLAIMS. Employee and the Company represent and agree that he and it have not filed any notices, complaints, charges or lawsuits of any kind whatsoever against the other with any court, any governmental agency or any other regulatory body, and will not do so at any time hereafter with regard to any matter related to or arising out of Employee's employment by the Company or its affiliates, or his resignation thereof; provided, however, that the foregoing shall not preclude or limit Employee or the Company in any way from enforcing his or its rights under this Agreement or from taking any actions required by law to be taken by him or it, nor shall this Agreement prohibit Employee from seeking unemployment compensation which the Company will not contest, provided the claim is lawful.

          11. ARBITRATION. Except for claims for temporary or preliminary equitable or injunctive relief that could not practicably be heard in a timely fashion through this arbitration process, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement (including exhibits) and/or any dispute relating in any way to Employee's employment with the Company to private and confidential arbitration by a single neutral arbitrator. Subject to the terms of this paragraph, the arbitration proceedings shall be governed by the then current JAMS Employment Arbitration Rules, and shall take place in Orange County, California. The arbitrator shall be selected as follows: JAMS shall provide the parties with a list of eleven (11) arbitrators drawn from its panel of employment dispute arbitrators; each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately from the list of common names until only one remains. The party who did not initiate the claim shall strike first. If no common name exists on the lists of the parties, then the parties shall strike alternately from a second list, with the party initiating the claim striking first, until only one name remains. That person shall be designated as the arbitrator. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. The Company will advance the arbitrator's fee; however, all costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys' fees and witness expenses, shall be paid by the party against whom the arbitrator or court rules. Except for claims for temporary or preliminary equitable or injunctive relief that could not practicably be heard in a timely fashion through this arbitration process, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement (including Exhibits "A" and "B").

          12. ENTIRE AGREEMENT. This Agreement represents the sole and entire agreement among the parties and supersedes all prior agreements, negotiations, and discussions between the parties hereto and/or their respective counsel with respect to the subject matters covered hereby, including without limitation, any obligations of the Company to Employee and Employee to the Company under the Employment Agreement; provided, however, that in the event the Company fails to make timely payments of the amounts set forth in Section 2 hereof, and Employee's release has become null and void as provided in Section 3 hereof, Employee shall be entitled to seek recovery under paragraphs 11.3 and 11.4 of the Employment Agreement in accordance with the terms thereof. Any amendment to this Agreement must be in writing, signed by duly authorized representatives of the parties, and stating the intent of the parties to amend this Agreement. This Agreement shall not supersede the Indemnification Agreement dated September 12, 1997, which shall survive this Agreement.

          13. ASSIGNMENT/SUCCESSORS. This Agreement shall be binding upon the Company's successors. Neither party may assign his or its rights or responsibilities under this Agreement unless such assignment has been approved by the other party, which approval shall not unreasonably be withheld.

          14. CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          15. NOT READ AGAINST DRAFTER. Because both parties have had an opportunity to be represented by counsel and this Agreement was negotiated at arms length, the usual presumption that an agreement be interpreted against the drafter shall not apply.

          16. NOTICES. All notices required to be given under this Agreement shall be made by certified mail and directed to the addresses below or such other address as specified in writing by the person to receive such notice:


If to the Company:              National Telephone & Communications, Inc.
                                2801 Main Street
                                Irvine, California 92614

With a copy to:                 Dale DeForge, Esq.
                                2801 Main Street
                                Irvine, California 92614

If to Employee:                 James R. Quandt

With a copy to:                 Joseph B. Farrell, Esq.
                                Latham & Watkins
                                650 Town Center Drive, 20th Floor
                                Costa Mesa, California 92626


Such notice shall be deemed received three (3) days after it is sent.

          WHEREOF, the parties hereto have each executed this Agreement as of the date first above written.

                                     /s/ James R. Quandt
                                     -----------------------------------------
                                     James R. Quandt


                                     National Telephone & Communications, Inc.

                                     By: /s/ Michael L. Tenzer
                                        --------------------------------------
                                        Michael L. Tenzer
                                        Director NTC, Inc.

                                GENERAL RELEASE

          For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, James R. Quandt ("Employee") (collectively the
"Parties") does hereby release and forever discharge the "Releasees" herein, consisting of National Telephone & Communication, Inc. (the "Company") its parents, subsidiaries, and affiliates, and each of their parents, subsidiaries, affiliates, associates, owners, stockholders, predecessors, successors, heirs, assigns, agents, directors, officers, partners, employees, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which he now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the federal Age Discrimination in Employment Act of 1967, as amended, and the California Fair Employment and Housing Act. This Release shall also not apply to Employee's right to retirement and/or employee welfare benefits that have vested and accrued prior to his separation from employment with the Company.

          IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EMPLOYEE IS HEREBY ADVISED AS FOLLOWS:

          Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621, ET SEQ. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

          (a) That this paragraph and this Agreement are written in a manner calculated to be understood by Employee.

          (b) The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.

          (c) This Agreement provides in Section 7 for consideration in addition to anything of value to which Employee is already entitled.

                                   EXHIBIT "A"

          (d) Employee is advised to consult an attorney before signing this Agreement.

          (e) Employee is granted twenty-one (21) days after Employee is presented with this Agreement to decide whether or not to sign this Agreement. If Employee executes this Agreement prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney.

          (f) Employee will have the right to revoke the waiver and release of claims under the ADEA within seven (7) days of signing this Agreement. Section 7 of this Agreement provides the consideration for the waiver and release of any claims Employee may have under the ADEA and accordingly Section 7 shall not become effective or enforceable unless and until that revocation period has expired without there having a revocation. ALL OTHER PROVISIONS OF THIS AGREEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON ITS EXECUTION.

          In order to revoke this Release, Employee shall notify the Company's Vice President of Human Resources in writing that Employee wishes to revoke this Release. The writing must be delivered to the offices of the Company on or before the seventh (7) day following Employee's execution of this Release.

          EMPLOYEE ACKNOWLEDGES THAT HE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EMPLOYEE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          Employee represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which he may have against such Releasees, or any of them, and he agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer.

                                  EXHIBIT "A"

          Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then he will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.

          Employee understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

                         /s/ James R. Quandt                     7-8-98
                        ------------------------------          ------------
                        James R. Quandt                         Date


                        National Telephone & Communications, Inc.

                         /s/ Michael L. Tenzer                   7/12/98
                        ------------------------------          ------------
                        By: Michael L. Tenzer                   Date
                            Director, NTC Inc.

                                   EXHIBIT "A"

                                 GENERAL RELEASE

          For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, National Telephone & Communications, Inc. (the "Company"), does hereby release and forever discharge the "Releasees" herein, consisting of James R. Quandt ("Employee"), his successors, heirs, assigns, agents, partners, employees, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which it now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance.

          THE COMPANY ACKNOWLEDGES THAT IT IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR."

THE COMPANY BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          The Company represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which it may have against such Releasees, or any of them, and it agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer.

                                  EXHIBIT "B"

          The Company agrees that if it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then it will pay to the Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.

          The Company understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.


                         /s/ James R. Quandt                     7-8-98
                        ------------------------------          ------------
                        James R. Quandt                         Date


                        National Telephone & Communications, Inc.

                         /s/ Michael L. Tenzer                   7/12/98
                        ------------------------------          ------------
                        By: Michael L. Tenzer                   Date
                            Director, NTC


                                       2

                                  EXHIBIT "B"